Exhibit 5.01
June 5, 2008
Trubion Pharmaceuticals, Inc.
2401 4th Avenue, Suite 1050
Seattle, WA 98121
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by you with the Securities and Exchange Commission (the “Commission”) on or about June 5, 2008 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 889,609 shares of your Common Stock (the “Stock”) reserved for issuance under your 2006 Equity Incentive Plan (the “2006 Plan”).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.
(1)	your Amended and Restated Certificate of Incorporation, (filed with the Secretary of State of Delaware on October 23, 2006);

(2)	your Bylaws, certified by your Secretary on April 26, 2006;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference (including without limitation the 2006 Plan);

(4)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and that are in our possession;

(5)	a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual representations (the “Management Certificate”);

(6)	Confirmation from your transfer agent as to the number of outstanding shares of your capital stock as of June 3, 2008.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by your authorized officers or agents.

June 5, 2008

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by your representatives to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
     We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of Washington and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     Based upon the foregoing, it is our opinion that the 889,609 additional shares of Stock that may be issued and sold by you upon the exercise of options and purchase rights granted or to be granted under the 2006 Plan, when issued, sold and delivered in accordance with the 2006 Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,

FENWICK & WEST LLP
By:	/s/ Alan C. Smith
Alan C. Smith, a Partner